UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2018 (October 23, 2018)

GETTY REALTY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 110, Jericho, New York	11753-1681
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 478-5400

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2018, the board of directors (the “Board”) of Getty Realty Corp. (the “Company”) voted to increase the size of the Board from six directors to seven directors and, effective immediately thereafter, appointed Mary Lou Malanoski to the Board to fill the newly-created directorship. Ms. Malanoski will serve as a director on the Board until the Company’s 2019 Annual Meeting of Stockholders or until her successor is duly elected and qualified.  Immediately subsequent to such appointment, the Board appointed Ms. Malanoski to the Audit Committee of the Board (the “Audit Committee”).

Ms. Malanoski will receive compensation for her service as a director consistent with the compensation paid to the other non-employee directors of the Company.  For 2017, (i) all non-employee directors received an annual director fee of $30,000, which included attendance at all meetings of the Board and (ii) members of the Audit Committee received an annual fee of $12,500, which included attendance at all meetings of the Audit Committee.  In addition, in connection with her appointment, the Compensation Committee granted 3,000 restricted stock units to Ms. Malanoski.

There are no arrangements or understandings between Ms. Malanoski and any other person pursuant to which Ms. Malanoski was elected to serve as a director. Ms. Malanoski does not have a direct or indirect material interest in any transaction or proposed transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Malanoski is currently Chief Financial Officer of Colony S2K Holdings. Previously, she was the Chief Operating Officer at Morgan Joseph TriArtisan, where she also had served as Head of Banking and Chief Financial Officer. Prior to Morgan Joseph TriArtisan, she was a founder and principal of New Street Advisors, a boutique broker-dealer, and New Street Investments, a firm focused primarily on non-control investments in private companies. Prior to New Street Advisors, she was a senior team member at New Street Capital, a private investment firm which managed the assets of the successor to Drexel Burnham Lambert. Ms. Malanoski began her career as an investment banker at Drexel Burnham Lambert. She received an M.B.A. from Cornell University and a B.A. from Rosemont College. She also is a member of the Board of Directors for Phibro Animal Health Corporation and Morgan Joseph TriArtisan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: October 24, 2018	By:	/s/ Danion Fielding
Danion Fielding
Vice President, Chief
Financial Officer and Treasurer